UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009

     HUNTINGTON BANCSHARES INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntington Center
41 South High Street
	Columbus, Ohio	43287
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (614) 480-8300

                                     Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

     On March 23, 2009, Huntington Bancshares Incorporated (“Huntington”) entered into agreements with certain related institutional shareholders (collectively, the “Institutional Shareholder”) pursuant to which Huntington and the Institutional Shareholder agreed to exchange an aggregate of 9,051,000 shares of Huntington common stock for 43,100 shares of Huntington’s 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”) held by the Institutional Shareholder. The exchange will settle on or before March 25, 2009. The shares of Huntington common stock are being issued to the Institutional Shareholder in reliance upon the exemption set forth in Section 3(a)(9) of the Securities Act of 1933 for securities exchanged by the issuer and an existing security holder where no commission or other remuneration is paid or given directly or indirectly by the issuer for soliciting such exchange.

     The exchange will result in an addition to Huntington’s tangible common equity (total common equity less goodwill and other intangible assets) of $43.1 million.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

Date: March 23, 2009	By:	/s/ Donald R. Kimble
Donald R. Kimble, Executive Vice President and Chief Financial Officer